                                                                    EXHIBIT 10.1

                          PLACEMENT AGENCY AGREEMENT
                          --------------------------


                                         October 30, 1997

The Zanett Securities Corporation
767 Fifth Avenue
New York, New York 10153

Gentlemen:

     This agreement ("AGREEMENT") will confirm that Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "COMPANY"), has retained The Zanett Securities Corporation ("ZANETT" or the "PLACEMENT AGENT") as its exclusive placement agent to assist the Company, during the four-week period commencing on the date hereof ("TERM"), on a "best-efforts" basis, in connection with the placement of $1,300,000 in aggregate principal amount of the Company's Promissory Notes (the "NOTES"), which Notes shall bear interest at the rate of 12% per annum and shall become due and payable on the date which is 270 days from the issuance date (subject to the right of the Company to extend the maturity date to the date which is 365 days from the issuance date). All interest which may become due and payable under the Notes shall be payable quarterly in arrears through the issuance by the Company of shares of the Company's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"). The Company agrees that, during the Term, Zanett shall have the exclusive right to offer and place the Notes and that all conversations, negotiations, documents and other materials exchanged between the Company and the Placement Agent shall not be disclosed or released to any third party without the prior written consent of Zanett. The Company acknowledges that certain of the aforementioned securities may be purchased by affiliates of Zanett.

     The Notes are being offered to "accredited investors" in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each prospective investor ("INVESTOR") subscribing to purchase the Notes will be required to deliver, among other things, a note purchase agreement between the Company and the Investor (the "NOTE PURCHASE AGREEMENT") in form and substance reasonably satisfactory to Zanett and the Company, representing and warranting, among other things, that such Investor is an "accredited investor" as such term is defined in Regulation D. Contemporaneous with the execution and delivery of the Note Purchase Agreement, the Investors shall execute and deliver a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in form and substance reasonably satisfactory to Zanett and the Company pursuant to which the Company will agree to provide the Investors certain registration rights under the Securities Act with respect to the shares of the Company's Common Stock issuable pursuant to the Notes (the "NOTE SHARES").

     The Note Purchase Agreement, the Notes and the Registration Rights Agreement are referred to herein collectively as the "OFFERING DOCUMENTS." The offering of Notes described in the Offering Documents is referred to herein as the "OFFERING."

     1.   Appointment of Placement Agent.  Zanett is hereby appointed Placement
          ------------------------------
Agent of the Company for the purposes of assisting the Company in finding qualified Investors to participate in the Offering. On the basis of the representations and warranties and subject to the terms and conditions contained herein, Zanett hereby accepts such agency and agrees to assist the Company in finding qualified Investors to participate in the Offering. Zanett's agency hereunder is not terminable by the Company except upon termination of the Offering. Upon termination of the Offering, all subscriptions received, if any, shall be returned to Investors.

     2.   Closing; Placement Fee and Warrant; Expenses.
          --------------------------------------------

          (a)  Closing.  Upon satisfaction of the conditions to closing
               -------
contained in the Note Purchase Agreement, the closing (the "CLOSING") of the purchase and sale of the Notes shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP or such other mutually agreed place, at such time and date (the "CLOSING DATE") as may be agreed upon between the Placement Agent, the Investors and the Company.

          (b)  Procedures at Closing.  Counsel for the Placement Agent shall act
               ---------------------
as escrow agent for the Closing (the "ESCROW AGENT").  At the Closing:

               (i) The Company shall deliver to the Escrow Agent, on behalf of the Placement Agent and the Investors, an opinion of the Company's outside legal counsel, dated as of the Closing Date, in such form as may be reasonably acceptable to the Placement Agent and its counsel.

               (ii) The Company shall deliver to the Escrow Agent certificates from the Company, signed by the President or a Vice President thereof, certifying that attached thereto is a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (A) the execution, delivery and performance of this Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Notes and other documentation related to the Offering, and (B) the issuance of the Notes and the reservation for issuance and issuance of the Note Shares, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

               (iii) The Company shall deliver to the Escrow Agent a certificate of good standing of the Company, dated as of a recent date, from the Secretary of State of the State of Delaware.

               (iv) Each Investor shall deliver to the Escrow Agent two executed copies of the Note Purchase Agreement and Registration Rights Agreement signed by such Investor, and the Company shall deliver to the Escrow Agent with respect to each Investor two executed copies of its acceptance of the Note Purchase Agreement and Registration Rights Agreement executed by such Investor.

               (v) Each Investor shall have delivered by wire transfer to an escrow account designated by the Escrow Agent an amount equal to the aggregate principal amount of the Note(s) being purchased by such Investor at the Closing.

               (vi) The Company shall have delivered to the Escrow Agent the duly executed Notes being purchased by the Investors in such denominations as the Investors shall request.

               (vii) The Company and the Placement Agent shall instruct the Escrow Agent to pay to the Company the purchase price (the "PURCHASE PRICE") for the Notes subscribed for at the Closing, less the Placement Agent Fee (as defined below), out of the funds on deposit in the escrow account received from Investors whose Note Purchase Agreements have been accepted.

          (c)  Placement Fee; Expenses.  The Company covenants and agrees to pay
               -----------------------
to the Placement Agent at the Closing a fee (the "PLACEMENT AGENT FEE") equal to ten percent (10%) of the aggregate gross proceeds received by the Company from the sale of the Notes at such Closing. Such Placement Agent Fee shall be delivered by the Escrow Agent to Zanett by wire transfer, in accordance with Zanett's written wiring instructions, from the funds on deposit in the escrow account simultaneously with payment for and delivery of the Notes at the Closing under the Note Purchase Agreement as provided in paragraph 2(a) above. In addition, the Placement Agent shall be entitled to receive from the Company a non-accountable expense allowance (the "EXPENSE ALLOWANCE") equal to three percent (3%) of the aggregate gross proceeds received by the Company from the sale of the Notes at the Closing. Such Expense Allowance shall be delivered in the same manner as the Placement Agent Fee.

          (d)  Warrants.  In addition to the Placement Agent Fee, at the Closing
               --------
under the Note Purchase Agreement, the Company shall issue to the Placement Agent warrants, in substantially the form attached hereto as Exhibit A, to
                                                             ---------
purchase such number of shares of the Company's Common Stock as is equal to twelve percent (12%) of the aggregate Purchase Price (as expressed in numerical rather than dollar terms) (the "AGGREGATE PURCHASE PRICE") of all Notes sold at the Closing (the "INITIAL PLACEMENT WARRANTS"); provided, however, that in the
                                                --------  -------
event that the maturity date of the Notes is extended, at the Company's option as set forth in the Note Purchase Agreement, from a date 270 days from the date of issuance of the Notes (the "ISSUANCE DATE") to a date up to and including 365 days from the Issuance Date, the Company shall, concurrently with notice to the Investors and Zanett of such extension, issue to the Placement Agent additional warrants (the "EXTENSION WARRANTS") to purchase such number of shares of Common Stock as is equal to the difference between eighteen percent (18%) of the Aggregate Purchase Price (as expressed in numerical rather than dollar terms) minus the number of Initial Placement Warrants. The Initial Placement Warrants and the Extension Warrants shall be exercisable for a period of five (5) years from the date of issuance at a price per share equal to the average of the Closing Bid Prices (as defined in the Notes) for the Common Stock during the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date. The Initial Placement Warrants, the Extension Warrants, the Additional Placement

Warrants (as defined in Section 2(f)(iii)) and the Additional Extension Warrants (as defined in Section 2(f)(iii)) are collectively referred to as the "PLACEMENT WARRANTS." The shares of the Company's Common Stock issuable upon exercise of the Placement Warrants shall hereinafter be referred to as the "WARRANT SHARES." The Company shall grant the Placement Agent certain registration rights under the Securities Act with respect to the Warrant Shares pursuant to a Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, to be
                                                               ---------
entered into by the Company and the Placement Agent at the Closing (the "ZANETT REGISTRATION RIGHTS AGREEMENT").

          (e)  Expenses of Offering.  The Company shall be responsible for and
               --------------------
shall bear all expenses directly and necessarily incurred by it in connection with the Offering, including, but not limited to, the following: filing fees, registrar and transfer agent fees, investigatory fees (including, but not limited to travel, lodging and entertainment expenses), issuer's counsel and accounting fees, blue sky fees and counsel, if any, and issue and transfer taxes, if any. In the event a Closing does not occur during the Term, the Company shall reimburse the Placement Agent for its reasonable out-of-pocket expenses incurred in connection with the Offering.

          (f)  Non-Circumvention Period; Lockup Period; Additional Financing
               -------------------------------------------------------------
Period.
------

               (i) The Company agrees that, during the period beginning on the date hereof and ending five (5) years following the later of the date hereof and the date of the Closing (as defined in Section 2(a) hereof) (the "NON-CIRCUMVENTION PERIOD"), it will not, without the prior written consent of the Placement Agent, negotiate or contract or have discussions concerning any such matters with any Investor or any other party introduced to the Company by Placement Agent to obtain additional financing in any form.

               (ii) The Company agrees that, during the period beginning on the date hereof and ending two (2) years following the later of the date hereof and the date of the Closing (the "LOCK-UP PERIOD"), it will not, without the prior written consent of the Placement Agent, negotiate or contract or have discussions concerning any such matters with any other party to obtain additional financing of any type in any form; provided, however, that the
                                              --------  -------
foregoing shall not limit the Company's ability during the Lock-up Period (A) to obtain bank financing, governmental bond or loan financing, equipment financing, and factoring or receivable and inventory financing without the consent of the Placement Agent; or (B) to obtain equity, debt or other financing from Marjorie Brooks, Steven Brooks, Joseph Brooks, Douglas Brooks and/or members of their immediate family so long as (x) in the event that such financing takes the form of a sale by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock, the price at which such shares of Common Stock may be acquired from the Company is greater than or equal to the Closing Bid Price (as defined in the Notes) of the Common Stock on the date of issuance of such security, (y) no fees (whether payable in cash, through the issuance of warrants to acquire shares of Common Stock or otherwise) are paid by the Company to any purchaser or any third party in connection with such financing, and (z) the Company shall have first delivered to the Placement Agent, at least thirty

(30) days prior to the closing of such financing, written notice describing the proposed financing, including the terms and conditions thereof, and providing the Placement Agent and its affiliates an option during the thirty (30) day period following delivery of such notice to purchase all of the securities being offered in the financing on the same terms as contemplated by such financing.

               (iii) The Company agrees that, at any time during the period beginning on the date hereof and ending two (2) years following the later of the date hereof and the date of the Closing (the "ADDITIONAL FINANCING PERIOD"), the Placement Agent shall have the right, but not the obligation, to offer and place on behalf of the Company an additional $2,200,000 in aggregate principal amount of the Notes (the "ADDITIONAL NOTES"), and the Company agrees to issue and sell such Additional Notes to Investors identified by the Placement Agent in accordance with the procedures set forth in Section 2 above. The terms of such Additional Notes may vary from the terms of the Notes, but shall provide, without limitation, that, unless extended by the Company at its option, the Additional Notes shall mature and become payable on a date 270 days from the date of initial issuance thereof. In the event that Zanett exercises its option to offer and place the Additional Notes during the Additional Financing Period, and the closing of the issuance and sale of the Additional Notes (the "ADDITIONAL CLOSING") occurs at any time on or before the sixtieth (60th) day following the expiration of the Additional Financing Period, the Placement Agent shall be entitled to receive from the Company the Placement Agent Fee and Expense Allowance indicated in Section 2(c) hereof calculated based on the aggregate gross proceeds to the Company from the sale of the Additional Notes. Such amounts will be paid to the Placement Agent in the manner set forth in
Section 2(c) hereof at the Additional Closing. In addition, at the Additional Closing, the Company shall deliver to the Placement Agent warrants, in substantially the form attached hereto as Exhibit A, to purchase such number of
                                          ---------
shares of the Company's Common Stock as is equal to twelve percent (12%) of the aggregate Purchase Price of the Additional Notes (as expressed in numerical rather than dollar terms) (the "ADDITIONAL PLACEMENT WARRANTS"); provided,
                                                                 --------
however, that in the event that the maturity date of the Additional Notes is
-------
extended, at the Company's option, from a date 270 days from the date of issuance of the Additional Notes (the "ADDITIONAL NOTE ISSUANCE DATE") to a date up to and including 365 days from the Additional Note Issuance Date, the Company shall, concurrently with notice to the purchasers of such Additional Notes and Zanett of such extension, issue to the Placement Agent additional warrants (the "ADDITIONAL EXTENSION WARRANTS") to purchase such number of shares of Common Stock as is equal to the difference between eighteen percent (18%) of the aggregate Purchase Price of the Additional Notes (as expressed in numerical rather than dollar terms) minus the number of Additional Placement Warrants.
The Additional Placement Warrants and the Additional Extension Warrants shall be exercisable for a period of five (5) years from the date of issuance at a price per share equal to the average of the Closing Bid Prices (as defined in the Notes) for the Common Stock during the five (5) consecutive trading days ending on the trading day immediately preceding the Additional Closing Date. The Warrant Shares issuable upon exercise of the Additional Placement Warrants and the Additional Extension Warrants shall be considered "REGISTRABLE SECURITIES" under the Zanett Registration Rights Agreement.

     3.   Representations and Warranties and Covenants of the Company.
          -----------------------------------------------------------

          (a) The Company represents and warrants to Zanett that this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by Zanett, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The Company has delivered to Zanett true and complete copies of all reports, schedules, forms, statements and other documents filed by the Company on or after December 31, 1993 with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1996, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          (c) The Company recognizes and confirms that Zanett (i) will use and rely primarily on the SEC Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized to assist the Company in the structuring of the Offering with any prospective purchaser who is an "accredited investor" as defined in Regulation D under the Securities Act and to provide copies of the SEC Documents and forms of the Note Purchase Agreement and other legal documentation to prospective purchasers of the Company's securities in connection with the performance of Zanett's services hereunder; and (iii) does not assume responsibility for the accuracy or completeness of the SEC Documents.

          (d) In addition to the foregoing, the Company hereby incorporates by reference all of the representations and warranties and covenants to be set forth in the Note Purchase Agreement and the other Offering Documents with the same force and effect as if specifically set forth herein.

          (e) For a period of five years from the Closing, (i) the Company shall provide Zanett, within three (3) business days of the filing or preparation thereof, with such financial and other statements including, without limitation, management letters and consolidated financial statements as are provided to any other lenders to or security holders of the Company; (ii) in the event any current officer, director, employee, consultant or other agent ceases, subsequent to the date hereof, to have such relationship with the Company and such cessation has, or is likely to have, a material adverse effect on the Company, taken as a whole, the Company shall promptly notify Zanett of such event, which notification shall comprehensively describe such circumstances;
(iii) the Company shall, on a regular basis, provide to Zanett updates of any material litigation and/or governmental proceedings which could reasonably be expected to have a material adverse effect on the business of the Company; and
(iv) the Company shall promptly provide to Zanett notice of any event of default under any agreement or other document with any lender or holder of any security of the Company. Zanett shall hold in confidence and shall not make any disclosure (except to an Investor) or use of any such information disclosed to it pursuant to clauses (i) through (iv) above which the Company determines in good faith to be confidential, and of which determination Zanett is so notified, unless (a) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (b) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Anything contained herein to the contrary notwithstanding, Placement Agent's obligations to proceed with the Offering is conditioned upon Placement Agent's due diligence investigation of the Company. Zanett shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company. If, in Zanett's opinion, the condition of the Company, financial or otherwise, and its prospects are affected in a material and/or adverse manner and do not fulfill Zanett's expectations, Zanett shall have the sole discretion to review and determine its continued interest in the Offering.

          (f) For a period of the later of (i) five years from the Closing and
(ii) so long as Zanett and/or affiliates own any securities of the Company, the Company shall make available, during regular business hours, all records and books of account of the Company for inspection by Zanett. The Company shall permit Zanett, during regular business hours, to inspect its properties.

          (g) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Placement Warrants in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Placement Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required.

          (h) The Placement Warrants and the Warrant Shares issuable upon the exercise thereof are duly authorized and, upon issuance of the Placement Warrants in accordance with the terms hereof and the Warrant Shares upon exercise of the Placement Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Company.

          (i) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company's Certificate of Incorporation or By-laws or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (B), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the operation, properties, prospects or financial condition of the Company ("MATERIAL ADVERSE EFFECT")). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

          (j) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Warrant Shares to provide for the full exercise of the outstanding Placement Warrants.

          (k) The Company shall promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon exercise of the Warrants.

     4.   Publicity.  The Company shall not make any reference to Zanett or to
          ---------
any of its affiliates in any release or other communication without Zanett's prior written consent. Without Zanett's prior written consent, no advice rendered by Zanett in connection with the services performed by Zanett pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether oral or written, prepared or issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise Zanett in writing prior to such use and shall consult with Zanett with respect to the form and timing of the disclosure).

     5.   Indemnification and Contribution.
          --------------------------------

          (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend Zanett and each of its directors, officers, partners, members, employees, agents and each person who controls Zanett within the meaning of the Securities Act or the Exchange Act, if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any transaction contemplated by this Agreement, the retention of Zanett as Placement Agent under this Agreement, the performance of services by Zanett hereunder or any involvement or alleged involvement of Zanett in the Offering or (ii) any breach of any of the Company's representations, warranties or covenants contained herein. The Company shall reimburse each of the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a) shall not (i) apply in instances where the Claims were the result of Zanett's gross negligence or based on Zanett's wilful misconduct, and (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b) Promptly after receipt by an Indemnified Person under this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is made against the Company under this Section 5, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person; provided, however, that an Indemnified Person shall have the
                    --------  -------
right to retain its own counsel, with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Indemnified Person, the representation by such counsel of the

Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by the Company's counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Placement Agent. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 5, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) To the extent any indemnification by the Company of an Indemnified Person is prohibited or limited by law or otherwise unavailable in respect of any Claim, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law. In this regard, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any such Claim (i) in such portion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Person, on the other, from the structuring and issuance of the securities in the Offering or any other transaction in which Zanett rendered services hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Person, on the other, in connection with untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) which resulted in such Claim as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Indemnified Person, on the other, shall be deemed to be in the same proportion as the total gross proceeds received by the Company in the Offering or any other financing bears to such Indemnified Person's compensation. The relative fault of the Company on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Company, on the one hand, or by the Indemnified Person, on the other, and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements, omission or actions. The amount paid or payable by a party as a result of the Claim shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and Zanett agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

          (d) The aforesaid indemnity and contribution agreements shall apply to any related activities engaged in by any Indemnified Person prior to this date and to any modification of Zanett's engagement hereunder, and shall remain in full force and effect regardless of any investigation made by or on behalf of Placement Agent or any of its agents, employees, officers, directors or controlling persons and shall survive the issuance of any securities in any transaction referred to hereunder (including the Offering) and any termination of this Agreement or Placement Agent's engagement hereunder. The Company agrees to promptly notify Zanett of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby.

          (e) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its owners, creditors or security holders for or in connection with advice or services rendered or to be rendered by Zanett pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities (and related expenses) of the Company that are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or wilful misconduct in connection with any such advice, actions, inactions or services.

     6.   Survival of Certain Provisions.  The representations, warranties,
          ------------------------------
covenants and provisions contained in Section 2(f), Section 3, Section 4 and
Section 5 hereof shall survive in full force and effect until that date which is three (3) years from the date hereof (or such longer period as may be specified in such provisions) regardless of (a) any completion or termination of any financing contemplated by this Agreement (including the Offering), (b) any termination of this Agreement, or (c) any investigation made by or on behalf of Placement Agent or any affiliate of Placement Agent, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Zanett, the Indemnified Parties and any holder of Placement Warrants.

     7.   Miscellaneous.
          -------------

          (a) All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which party may subsequently provided with notice thereof, and, to their respective legal counsel, as follows:

               (i)  If to Placement Agent, to
                    ---------------------

                    The Zanett Securities Corporation
                    767 Fifth Avenue
                    New York, NY 10153
                    Attention: Claudio Guazzoni

                         -with a copy to -

                    Klehr, Harrison, Harvey, Branzburg & Ellers
                    1401 Walnut Street
                    Philadelphia, PA 19102
                    Attention: Stephen T. Burdumy, Esquire

               (ii) If to the Company, to
                    -----------------

                    Advanced Environmental Recycling Technologies, Inc.
                    FM 2169
                    Junction, Texas 76849
                    Attention: Chairman of the Board

                         -with a copy to -

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    1500 NationsBank Plaza
                    300 Convent Street
                    San Antonio, Texas   78205
                    Attention: Pat Ryan, Esq.

          (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company hereby agrees to submit to the exclusive jurisdiction of an arbitration panel of the National Association of Securities Dealers, Inc. located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in by such panel. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought before any such court and any claims that any such suit, action or proceeding brought in any such arbitration panel has been brought in an inconvenient forum. The Company further agrees to pay or reimburse Zanett for all reasonable costs and expenses incurred by Placement Agent in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys' fees and expenses of its counsel.

          (d) The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          (e) This Agreement may not be modified or amended except in writing duly sworn by the parties hereto.

          (f) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (g) Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

     Please sign and return the original and one copy of this letter to indicate your acceptance of the terms set forth herein whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company.


                                    Very truly yours,

                                    Advanced Environmental Recycling
                                    Technologies, Inc.



                                    By:
                                       --------------------------------------

Accepted and Agreed to
this 30th day of October, 1997.

THE ZANETT SECURITIES CORPORATION



By:
   ----------------------------
   Name:  Claudio Guazzoni
   Title:    President